CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Series Portfolios Trust of our report dated February 28, 2019, relating to the financial statements of Kayne Renewable Energy Income Fund L.P., which appears in such Registration Statement. We also consent to the reference to us under the heading “Financial Statements” and “Performance”, in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Los Angeles, CA
February 13, 2020